SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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Check the appropriate box:

[X]     Preliminary Proxy Statement
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[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           COMMISSION FILE NO. 0-21534


                       CHILDREN'S BROADCASTING CORPORATION

                (Name of Registrant as Specified In Its Charter)


                              AVRON L. GORDON, ESQ.
                             BRIGGS AND MORGAN, P.A.
                                 2400 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 334-8455

                   (Name of Person(s) Filing Proxy Statement)



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        14a-6(j)(2).
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        Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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                  applies:

         2)       Aggregate number of securities to which transaction applies:

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                  computed pursuant to Exchange Act Rule 0-11:

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         1)       Amount Previously Paid:

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         4)       Date Filed:





                       CHILDREN'S BROADCASTING CORPORATION

                             724 FIRST STREET NORTH
                              MINNEAPOLIS, MN 55401




                                  July 8, 1996


Dear Shareholder:

         I am pleased to invite you to attend the Annual Meeting of Shareholders of Children's Broadcasting Corporation, to be held at the Hilton-Minneapolis, 1001 Marquette Avenue South, Minneapolis, Minnesota, on August 28, 1996, at 3:30 p.m. Minneapolis time.

         At the Annual Meeting you will be asked to vote for the election of directors, to approve an Amendment to the Company's Articles of Incorporation, to approve the Company's 1996 Stock Purchase Plan, to approve an Amendment to the Company's 1994 Stock Option Plan, and to ratify the appointment by the Board of Directors of BDO Seidman, LLP as the Company's independent accountants for the fiscal year ending December 31, 1996. The accompanying material contains the Notice of Annual Meeting, a Proxy Statement which includes information about the matters to be acted upon at the Annual Meeting, and a related form of proxy.

         I sincerely hope you will be able to attend the Company's Annual Meeting. Whether or not you are able to attend the Annual Meeting in person, I urge you to sign and date the enclosed form of proxy and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

                                 Very truly yours,

                                 CHILDREN'S BROADCASTING CORPORATION




                                 Christopher T. Dahl
                                 Chairman, President and Chief Executive Officer




                       CHILDREN'S BROADCASTING CORPORATION

                             724 FIRST STREET NORTH
                              MINNEAPOLIS, MN 55401
                              --------------------

                  NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 28, 1996
                              --------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Children's Broadcasting Corporation (the "Company") will be held at the Hilton-Minneapolis, 1001 Marquette Avenue South, Minneapolis, Minnesota, on August 28, 1996, at 3:30 p.m. Minneapolis time, for the following purposes, as more fully described in the accompanying Proxy Statement:

         1. To elect five directors for the ensuing year and until their successors shall be elected and duly qualified;

         2. To consider and vote upon an amendment to the Articles of Incorporation of the Company to increase the Company's authorized shares from 12,500,000 to 50,000,000 shares;

         3. To consider and vote upon the adoption of the Company's 1996 Stock Purchase Plan;

         4. To consider and vote upon an amendment to the Company's 1994 Stock Option Plan which increases the number of shares reserved thereunder for issuance of stock options from 250,000 to 1,000,000 shares;

         5. To ratify and approve the appointment of BDO Seidman, LLP as the Company's independent accountants for the fiscal year ending December 31, 1996;

         6. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on July 1, 1996 are entitled to notice of and to vote at the meeting.

         Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

                                     BY ORDER OF THE BOARD OF DIRECTORS




                                     Lance W. Riley
                                     Secretary and General Counsel

Minneapolis, Minnesota
July 8, 1996




                       CHILDREN'S BROADCASTING CORPORATION

                             724 FIRST STREET NORTH
                              MINNEAPOLIS, MN 55401
                              --------------------

             PROXY STATEMENT FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD AUGUST 28, 1996
                              --------------------

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Children's Broadcasting Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at the Hilton-Minneapolis, 1001 Marquette Avenue South, Minneapolis, Minnesota, on August 28, 1996 at 3:30 p.m. Minneapolis time, and at any adjournment thereof.

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of the Company (hereinafter sometimes referred to as the "Board"). All shares of Common Stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein, FOR the proposal to approve the Amendment to the Company's Articles of Incorporation, FOR the proposal to approve the Company's 1996 Stock Purchase Plan, FOR the proposal to approve the Amendment to the 1994 Stock Option Plan, and FOR ratification and approval of the appointment of the independent accountants for the fiscal year ending December 31, 1996. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

         When stock is held in the name of more than one person, each such person should sign the proxy. If the shareholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

         Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to Lance W. Riley, Children's Broadcasting Corporation, 724 First Street North, Minneapolis, Minnesota 55401, prior to the vote at the Annual Meeting, by written notice of revocation received by Lance W. Riley, prior to the vote at the Annual Meeting, or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

         The Board has fixed the close of business on July 1, 1996 as the Record Date for determining the holders of outstanding shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting.

         On the June 13, 1996, there were 5,629,858 shares of Common Stock issued, outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date. The Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about July 8, 1996.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table contains certain information as of June 13, 1996 regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director, nominee for director and executive officer of the Company and (iii) the executive officers of the Company and directors as a group, and as to the percentage of the outstanding shares held by them on such date. Any shares which are subject to an option or a warrant exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. The business address of Messrs. Dahl, Gilbertson, Riley, Landis, Paradis and Ms. McMahon is 724 First Street North, Minneapolis, Minnesota 55401.

                                                              NUMBER OF SHARES
                                                 --------------------------------------
                                                                                             PERCENT
                                                       VOTING              NON-VOTING           OF
NAME AND ADDRESS                                       COMMON          CONVERTIBLE COMMON     CLASS
- -------------------------------------------      ---------------     --------------------   ----------
Christopher T. Dahl............................      531,585(1)                                9.2%
James G. Gilbertson............................       46,500(2)                                  *
Lance W. Riley.................................       20,834(2)                                  *
Gary W. Landis.................................       17,915(2)                                  *
Barbara A. McMahon.............................        7,500(2)                                  *
Melvin E. Paradis..............................        2,500                                     *
The Walt Disney Company
     Capital Cities/ABC, Inc.
     ABC Holding Company, Inc.
     ABC Radio Network, Inc....................                          1,088,684(3)         16.2%
Richard W. Perkins.............................      471,459(4)                                8.0%
     730 East Lake Street
     Wayzata, Minnesota  55391
Perkins Capital Management, Inc................      706,638(5)                               12.3%
     730 East Lake Street
     Wayzata, Minnesota  55391
Russell Cowles II..............................      270,039(6)                                4.8%
     c/o Sherburne and Coughlin, Ltd.
     708 South 3rd Street, Suite 510
     Minneapolis, Minnesota  55415
John Cowles Family Trust (4)...................      216,685(7)                                3.8%
     Sherburne and Coughlin, Ltd.
     708 South 3rd Street, Suite 510
     Minneapolis, Minnesota  55415
Rodney P. Burwell..............................       68,750(8)                                1.2%
     7901 Xerxes Avenue South, Suite 201
     Minneapolis, Minnesota  55431
Mark A. Cohn...................................       27,500(9)                                  *
     7101 Winnetka Avenue North
     Minneapolis, Minnesota  55428
All Officers, Directors and Nominees
     as a Group (10 persons)...................    2,171,220(10)                              34.4%


- ---------------
*        Less than 1%

(1) Includes: (i) 410,486 shares owned directly and (ii) 121,099 shares purchasable upon exercise of options and warrants.

(2) Includes options for the purchase of 42,000 shares, 20,834 shares, 17,915 shares and 7,500 shares for Messrs. Gilbertson, Riley, Landis and Ms. McMahon, respectively.

(3) As set forth in Schedule 13D filed with the Securities and Exchange Commission on February 22, 1996. This amount includes 1,088,684 shares issuable upon exercise of the ABC Warrant and the potential conversion of non-voting Common shares, when issued, into voting Common shares within 60 days. The address of the Walt Disney Company is 500 South Buena Vista Street, Burbank, California 91521. The address of Capital Cities/ABC, Inc., ABC Holding Company, Inc. and ABC Radio Network, Inc. is 77 West 66th Street, New York, New York 10023.

(4) Includes: (i) 189,691 shares owned directly by Mr. Perkins, (ii) 6,769 shares beneficially owned by Mr. Perkins through Perkins Capital Management, Inc. Profit Sharing Plan and Trust and Perkins Foundation,
         (iii) 269,374 shares purchasable upon exercise of options and warrants by Mr. Perkins and (iv) 5,625 shares purchasable upon exercise of warrants by Perkins Capital Management, Inc. Profit Sharing Plan and Trust and Perkins Foundation. Mr. Perkins beneficial ownership excludes shares held for the accounts of clients of Perkins Capital Management, Inc. ("PCM").

(5) Based upon statements filed with the Securities and Exchange Commission, PCM is a registered investment adviser of which Mr. Richard
         W. Perkins, a director of the Company, is President, Chief Executive Officer, a director and the controlling shareholder. PCM has the right to sell the shares but does not have voting power over the shares. Mr. Perkins and PCM disclaim any beneficial interest in such shares. Excludes shares beneficially owned by Mr. Perkins.

(6) Includes: (i) 40,854 shares owned directly and (ii) 12,500 shares purchasable upon exercise of warrants. Mr. Cowles beneficially owns:
         (i) 191,685 shares owned by the John Cowles Family Trust and (ii) 25,000 shares purchasable by the John Cowles Trust upon exercise of warrants.

(7)      The shares owned by the John Cowles Family Trust are non-voting shares.

(8) Includes: (i) 25,000 shares owned directly by Mr. Burwell and (ii) 43,750 shares purchasable upon exercise of options and warrants.

(9) Includes: (i) 12,500 shares owned directly by Mr. Cohn and (ii) 15,000 shares purchasable upon exercise of options and warrants.

(10) Includes: (i) 1,481,247 shares and owned directly by all officers, directors and director nominees and (ii) 689,973 shares purchasable upon exercise of options and warrants.



                            1. ELECTION OF DIRECTORS

         Five persons have been nominated for election as directors at the Annual Meeting, four of whom currently serve as directors of the Company. Directors of the Company are elected annually to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. There are no family relationships between any director or officer.

         The Board of Directors unanimously recommends a vote for each of the nominees. It is intended that votes will be cast pursuant to the enclosed form of proxy for the election of the nominees listed in the table below, except for those proxies which withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees named below. In the event that any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

         The following information has been furnished to the Company by the respective nominees for the Board of Directors.


                                        PRINCIPAL                     DIRECTOR
      NAME            AGE               OCCUPATION                     SINCE

Christopher T. Dahl    52    Chairman of the Board of the               1990
                             Company and President of the
                             Company

Richard W. Perkins     65    President, Chief Executive Officer         1990
                             and Director of Perkins Capital
                             Management, Inc.

Rodney P. Burwell      57    Chairman of Xerxes Corporation             1992

Mark A. Cohn           39    Chairman and Chief Executive Officer       1994
                             of Damark International, Inc.

Russell Cowles II      59    Trustee of the Cowles Family Voting        1994*
                             Trust


* The election of Mr. Cowles as a director, as more fully described below, remains contingent upon either obtaining a waiver from the FCC of the application of its cross-ownership rules or the amendment of such rules to remove existing restrictions.

BUSINESS EXPERIENCE

         CHRISTOPHER T. DAHL, age 52, has been President and a director of the Company since its inception in February 1990. Mr. Dahl is Chairman and Chief Executive Officer of Community Airwaves Corporation ("CAC"), a company that owns and operates radio stations in the Midwest and Hawaii. Prior to founding CAC in 1986, Mr. Dahl managed his private investments. From 1969 to 1979, he was the founder and President of a group of companies involved in photofinishing, retail photo sales, home sewing notions, toy distribution and retail craft stores. He was employed by Campbell-Mithun and Knox Reeves Advertising from 1965 through 1969.

         RICHARD W. PERKINS, age 65, has been a director of the Company since its inception. For more than five years, Mr. Perkins has been President and Chief Executive Officer of Perkins Capital Management, Inc., a registered investment advisor. Mr. Perkins is also a director of CAC as well as the following publicly held companies: Bio-Vascular, Inc., a medical products manufacturer; CNS, Inc., a consumer products manufacturer; Peerless Industrial Group, Inc., a manufacturer of metal products; Garment Graphics, Inc., a manufacturer of printed sportswear; LifeCore Biomedical, Inc., a medical device manufacturer; Nortech Systems, Inc., an electronic sub-systems manufacturer; Eagle Pacific Industries, Inc., a manufacturer of plastic pipe; and Quantech LTD., a developer of immunological tests.

         RODNEY P. BURWELL, age 57, has been a director of the Company since June 1992. Since 1979, Mr. Burwell has served as Chairman of Xerxes Corporation, a manufacturer of fiberglass tanks. Mr. Burwell also owns and operates hotels in Wisconsin and Colorado. Mr. Burwell is also a director of the Vaughn Company.

         MARK A. COHN, age 39, joined the Company's Board of Directors in July 1994. Mr. Cohn is Chief Executive Officer of Damark International, Inc., a direct marketer of brand name and general merchandise products, since Damark's inception in 1986. From 1981 to 1984, Mr. Cohn held various marketing and operations positions, including Director of Marketing Operations, with C.O.M.B., Co., a retailer of discount, discontinued and close-out merchandise through stores and direct mail catalogs.

         RUSSELL COWLES II, age 59, was elected in 1994 as a director of the Company subject to either the obtaining of a waiver from the Federal Communications Commission (the "FCC") of the application of its cross-ownership rules or the amendment of such rules to remove existing restrictions. Mr. Cowles has thus not yet assumed his role as a director. Mr. Cowles has served as a Trustee of the Cowles Family Voting Trust since 1984. The Voting Trust holds a majority share of the voting stock of Cowles Media Corporation, a newspaper, magazine and book publisher and information services provider. Mr. Cowles was previously employed in the production, distribution, financial and planning departments of the Minneapolis Star Tribune and worked in the engineering and production departments of radio and television broadcasting stations. Mr.
Cowles is also a director of CAC.

         The Company and Mr. Cowles have agreed that Mr. Cowles, if elected, will not assume his duties as a director until the Company receives a favorable ruling from the FCC waiving its cross ownership rules between the Company and Cowles Media Corporation. The waiver is necessary because Cowles Media Corporation's ownership of newspaper media is attributed to Mr. Cowles under the FCC's attribution rules, and will be attributed to the Company as well through Mr. Cowles as a director. The FCC's cross ownership rules would, without the waiver, prevent the Company from having interests in two different forms of media (radio and newspaper) and would thus prevent Mr. Cowles from serving as a director. The Company anticipates that the FCC will grant the waiver.

THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held five meetings during the fiscal year ended December 31, 1995. Each of the incumbent directors attended at least 75% of the meetings of the Board held while he was a member during the last fiscal year. The Compensation Committee of the Board of Directors consists of Messrs. Perkins and Rodney P. Burwell. The Compensation Committee met five times during the last fiscal year. The Company has not formalized an Executive or Audit Committee.

DIRECTORS' COMPENSATION

         The Company has not paid any cash compensation to a director in his capacity as a director but may pay directors' fees in the future. Certain non-qualified stock options have been granted to directors, and the Company's 1994 Director Stock Option Plan provides stock options to its outside directors.


                             EXECUTIVE COMPENSATION

         The following table sets forth the aggregate cash compensation paid to or accrued by each of the Company's executive officers receiving in excess of $100,000, and for all executive officers as a group, for services rendered to the Company during the fiscal years ended December 31, 1995, 1994 and 1993. The Company has no formalized employment agreements with its executive officers.

                           SUMMARY COMPENSATION TABLE

                                                           LONG-TERM COMPENSATION
                                                       -----------------------------
                                 ANNUAL COMPENSATION      AWARDS           PAYOUTS
                                 -------------------   -------------     -----------
                                                         SECURITIES
                                                         UNDERLYING         LTIP
      NAME AND                                          OPTIONS/SARS       PAYOUTS
 PRINCIPAL POSITION      YEAR    SALARY($)   BONUS($)       (#)              ($)
- ---------------------  --------  ---------   --------  -------------     -----------
Christopher T. Dahl      1995      210,000    12,500     41,250(1)             -
     President           1994      177,500         -     50,000                -
                         1993      116,960    25,000          -                -

R. David Ridgeway(2)     1995      125,000         -     25,000(3)        18,141(4)
     Executive Vice      1994      107,531         -          -           16,453(5)
     President           1993            -         -          -                -

James G. Gilbertson      1995       97,500    17,500     25,000(3)(6)
     Executive Vice      1994       73,125         -          -                -
     President           1993       58,125    40,388(7)       -                -

Gary W. Landis           1995      125,000         -     45,000(8)             -
     Executive Vice      1994       90,417         -          -                -
     President of        1993       81,279         -          -                -
     Programming


- ---------------

(1)      Non-qualified grants of options for 41,250 shares at $7.70 Per share.

(2)      Mr. Ridgeway's employment with the Company ceased on March 31, 1996.

(3)      Option grant pursuant to the Company's 1991 Stock Option Plan.

(4) Represents vesting of 3,375 shares of formerly restricted stock on February 14, 1995.

(5) Represents vesting of 3,375 shares of formerly restricted stock on February 14, 1994.

(6)      Option grant pursuant to the Company's 1994 Stock Option Plan.

(7) Of this amount, $34,525 represents compensation received through the exercise of options.

(8) Option to purchase 17,500 shares pursuant to the Company's 1994 Stock Option Plan and non-qualified grants of options for 27,500 shares at $9.50 per share.





         The following table sets forth the number of securities underlying options granted in fiscal year 1995, the percent the grant represents of the total options granted to employees during such fiscal year, the pershare exercise price of the options granted, and the expiration date of the options for the executive officers named above.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                           NUMBER OF       PERCENT OF TOTAL
                          SECURITIES         OPTIONS/SARS
                          UNDERLYING          GRANTED TO
                         OPTIONS/SARS     EMPLOYEES IN FISCAL   EXERCISE OR BASE
      NAME                GRANTED (#)            YEAR            PRICE ($/SHARE)     EXPIRATION DATE
- -----------------       --------------   --------------------   -----------------    ---------------
Christopher T. Dahl          41,250               20.4%             7.70                 1-5-2000

R. David Ridgeway(1)         25,000               12.3%             7.25                 1-5-2005

James G. Gilbertson          25,000               12.3%             7.25                 1-5-2005

Gary W. Landis               17,500                8.6%             7.25                 1-5-2005
                             27,500               13.6%             9.50                 9-1-2003



(1)      Mr. Ridgeway's employment with the Company ceased on March 31, 1996.


     The following table sets forth the number and value of unexercised in-the-money options at December 31, 1995 for the executive officers named above. There were no options exercised in fiscal year 1995 by the named individuals.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                         NUMBER OF
                                                        SECURITIES
                                                        UNDERLYING
                                                        UNEXERCISED
                             SHARES                     OPTIONS/SARS         VALUE OF UNEXERCISED
                          ACQUIRED ON                   AT FY-END (#)      IN-THE-MONEY OPTIONS/SARS
                            EXERCISE        VALUE        EXERCISABLE/             AT FY-END ($)
       NAME                   (#)         REALIZED ($)  UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
- ---------------------    --------------  ------------   -------------      -------------------------
Christopher T. Dahl           -              -          96,099/57,917           421,667/445,958

R. David Ridgeway(1)          -              -          16,667/33,333           133,333/247,917

James G. Gilbertson           -              -          35,750/37,500           221,500/281,250

Gary W. Landis                -              -          15,833/49,167            66,667/421,458



(1)      Mr. Ridgeway's employment with the Company ceased on March 31, 1996.



                   2. PROPOSAL TO APPROVE THE AMENDMENT TO THE
                ARTICLES OF INCORPORATION AS AMENDED TO INCREASE
                     THE COMPANY'S AUTHORIZED CAPITAL STOCK

         The Board has adopted a resolution proposing an Amendment to the Company's current Articles of Incorporation which would amend the current
Article IV. The amended Article IV, as set forth in Exhibit A to this Proxy Statement with the amended language underlined for ease of reference, would increase the authorized capital stock of the Company to 50,000,000 shares, $.02 par value, from the 12,500,000 shares currently authorized. Under the Articles, the Company's Board of Directors is authorized to issue from time to time, in one or more designated series, shares having such redemption, exchange, conversion, dividend, interest and voting rights as specified in the particular series. The Articles provide the Board with the maximum authority permitted by Minnesota law to fix and determine the relative rights and preferences of each series of shares.

         As of June 13, 1996, 5,629,858 shares of Common Stock were issued and outstanding, and 2,731,686 shares of Common Stock were reserved for issuance upon exercise of stock options, warrants and the conversion of convertible debt, leaving 4,138,456 shares available for future issuance. Although the Company has no intention or commitment to issue any additional shares as of the date of this Proxy Statement, the Board believes that it is desirable to have the additional shares available for possible future financing or acquisition transactions and other general corporate purposes. The Board believes that the availability of such shares for issuance in the future will give the Company greater flexibility and permit such shares to be issued without the expense and delay of holding a shareholders meeting. The shares would be available for issuance by the Board without further shareholder authorization, except as may be required by law or by the rules of the Nasdaq Stock Market or any other quotation system or stock exchange on which the Common Shares may then be listed. The shareholders of the Company do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities. There are at present no specific understandings, arrangements or agreements with respect to any transactions that would require the Company to issue any new shares of its Common Stock, other than proposed stock option grants to employees and directors. See "Proposal to Approve the Amendment to the 1994 Stock Option Plan."

         It is possible that material dividend requirements and sinking fund, conversion or redemption provisions, if any, which may be fixed by the Board on any series of shares at the time of issuance may have an adverse effect on the availability of earnings for distribution to holders of outstanding Common Shares or on other rights of the outstanding Common Shares.

         Although not intended as an anti-takeover device, issuing additional shares could impede a non-negotiated acquisition of the Company by diluting the ownership interests of a substantial shareholder, increasing the total amount of consideration necessary for a person to obtain control of the Company or increasing the voting power of friendly third parties. The Board could authorize voting rights per share that are the same as or different than the voting rights of the outstanding Common Shares.

         Approval of the Amendment to the Articles of Incorporation requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting. THE BOARD OF DIRECTORS CONSIDERS THIS AMENDMENT TO BE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS AMENDMENT. Unless otherwise instructed, proxies will be voted FOR approval of this Amendment.



                           3. PROPOSAL TO APPROVE THE
                            1996 STOCK PURCHASE PLAN

PROPOSED PLAN

         The Board of Directors has approved and adopted, subject to shareholder approval, the 1996 Employee Stock Purchase Plan (the "Purchase Plan"), which provides employees of the Company and any future designated subsidiaries, with the opportunity to purchase Common Stock of the Company through payroll deductions. A total of 400,000 shares of Common Stock is reserved for issuance under the Purchase Plan, a copy of which is attached to this Proxy Statement as Exhibit B. No awards under the Purchase Plan have been made. It is the intention of the Company to have the Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Purchase Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Board believes the Purchase Plan will advance the interests of the Company and its shareholders by increasing the proprietary interests of employees in the Company's long-term success and more closely aligning the interests of employees with the Company's shareholders.

         The Purchase Plan is administered by the Board of Directors of the Company or a committee appointed by the Board. Offerings under the Purchase Plan have a duration of one year and commence on January 1 of each year, unless otherwise specified by the Board of Directors. The Board of Directors has the power to alter the duration of an offering period with respect to future offerings if announced at least fifteen (15) days prior to the scheduled beginning of the first offering to be affected.

         Any employee who is customarily employed for at least 20 hours per week and more than 5 months per calendar year by the Company or any future designated subsidiary is eligible to participate in offerings under the Purchase Plan. Employees become participants under the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions within the specified period of time prior to the commencement of each offering period. No employee is permitted to purchase shares under the Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of the Company or any of its future designated subsidiaries (including shares which may be purchased under the Purchase Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based on upon the fair market value of the shares at the time the option is granted) in any calendar year.

         The price at which shares are sold under the Purchase Plan is 85% of the fair market value of a share of Common Stock on the Offering Date of each offering period. The Purchase Price of the shares is accumulated by payroll deductions over each offering period. The deductions may not be greater than 10% of a participant's compensation, defined to include all taxable earnings. All payroll deductions of a participant are credited to his account under the Purchase Plan and such funds may be used for any corporate purpose.

         By executing the subscription agreement to participate in the Purchase Plan, the employee is permitted to have shares placed under option to him. At the beginning of an offering period, each participant is granted an option to purchase up to a number of shares of the Company's Common Stock determined by dividing such employee's payroll deductions to be accumulated during such offering period by eighty-five percent of the fair market value of a share of the Company's Common Stock on the Offering Date. Unless the employee's participation is discontinued, his option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price. To the extent an employee's payroll deductions exceed that amount required to purchase the shares subject to option, such excess amount shall be returned to said participant.

         A participant may terminate his or her interest in a given offering by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period by giving five days prior written notice to the Company. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in that offering. As soon as practicable after such withdrawal the payroll deductions credited to a participant's account are returned to the participant without interest. A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

         Termination of a participant's employment for any reason, including retirement or death or the failure to remain in the continuous employ of the Company for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant, or in the case of death, to the person or persons entitled thereto, without interest. No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

         The Board of Directors of the Company may at any time amend or terminate the Purchase Plan, except that such termination cannot affect options previously granted nor may any amendment make any change in an existing option which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares that may be issued under the Purchase Plan, change the designation of the employees eligible for participation in the Purchase Plan or materially increase the benefits which may accrue to participants under the Purchase Plan.

TAX INFORMATION

         The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. A participant may become liable for tax upon disposition of the shares acquired, as summarized below.

         1. If the shares are sold or disposed of (including by way of gift) at least two years after the date of the beginning of the offering period (herein referred to as the "date of option grant") and at least one year after the date of the end of the offering period (herein referred to as the "date of option exercise"). In this event, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option (herein referred to as the "option price") or (b) the excess of the fair market value of the shares at the time the option was granted over an amount equal to what the option price would have been if it had been computed as of the date of option grant, will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as long-term capital gain. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference. Under current law, capital gain is fully included in gross income and is taxed at the same rates as ordinary income. Under current law, capital losses are allowed in full against capital gains plus $3,000 of other income.

         2. If the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above. In this event, the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date of option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of option exercise.

         The Company is entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the holding periods described above. The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete. Reference should be made to the applicable provisions of the Code.

REQUIRED VOTE

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE PURCHASE PLAN. Approval of the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting.



                   4. PROPOSAL TO APPROVE THE AMENDMENT TO THE
                             1994 STOCK OPTION PLAN

BACKGROUND AND SUMMARY OF PLAN

         On March 8, 1994, the Board of Directors and shareholders of the Company adopted the 1994 Stock Option Plan (the "1994 Plan") which provides for the granting of stock options to designated employees and non-employees, including consultants to the Company, to purchase up to an aggregate of 250,000 shares of Common Stock. Options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that do not qualify as such "incentive stock options" ("nonstatutory stock options") may be granted under the 1994 Plan.

         The 1994 Plan permits a committee composed of disinterested persons to award stock options and permits the grant of stock options for up to an aggregate of 250,000 shares of Common Stock. Options may be granted as incentive or non-incentive stock options, except that incentive stock options may only be granted to employees of the Company or any future designated subsidiary. The terms of option grants are as approved by the Stock Option Committee, subject to certain conditions. The exercise price per share may not be less than the fair market value of a share of the underlying Common Stock on the date the option is granted.

         The 1994 Plan is administered by the Stock Option Committee, which has the authority (i) to interpret the plan document, (ii) to establish rules for the plan's administration, (iii) to determine all terms and conditions of awards (other than automatic non-employee director options) to be made under the 1994 Plan, subject to the limitation expressed therein, and (iv) to amend or modify the terms of outstanding awards, including accelerating the exercisability or vesting of an award or extending the term of an award.

         The Board of Directors may amend the 1994 Plan in such respects as is deemed advisable. No such Amendment will be effective without the approval of the Company's shareholders if shareholder approval of the Amendment is required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or the rules of the Nasdaq Stock Market or any other quotation system or stock exchange on which the Common Shares may be listed.

         If there is any material change in the corporate structure or shares of Common Stock of the Company, such as in connection with a merger, recapitalization, stock split, stock dividend or other extraordinary dividend (including a spinoff), the Stock Option Committee (or the board of the surviving corporation) shall make appropriate adjustments in the aggregate number and kind of securities to award under the 1994 Plan and in the number of shares and purchase price per share, if any, under any awards outstanding under the 1994 Plan. If all or any portion of an award terminates, expires or is canceled unexercised or unvested, then the shares subject to such an award will automatically become available for reissuance under the 1994 Plan.

         Upon termination of employment, or in the case of a non-employee director, termination of service as a director, an option terminates (i) three months after such termination (other than by reason of disability or death) or
(ii) five years after the date of the option grant. In the event such termination occurs by reason of disability or death, including death within a period of three months after termination of a directorship or employment, an option may be exercised until the earlier of (a) twelve months after such death or disability or (b) the date on which the option expires by its terms. In each of such cases, an option may be exercisable to the extent it was exercisable on the date of termination of a directorship or employment, but had not previously been exercised.

         No option granted under the 1994 Plan may be transferred by a participant for any reason or by any means, except by will or by the laws of descent and distribution. Options may not be granted under the 1994 Plan after January 31, 2004.


PROPOSED PLAN AMENDMENT

         The Board has approved, subject to shareholder approval, an Amendment to the 1994 Plan which would increase the aggregate number of shares of Common Stock available under the plan to one million (1,000,000). A copy of the amended section of the 1994 Plan is attached to this Proxy Statement as Exhibit C with the amended language underlined for ease of reference. The Board believes that the Amendment will advance the interests of the Company and its shareholders by increasing the proprietary interests of employees and non-employee directors in the Company's long-term success and more closely aligning the interests of employees and such directors with the Company's shareholders.

         On June 13, 1996, there were outstanding options under the 1994 Plan to purchase 221,025 shares. No additional grants to officers and directors were authorized in 1995 or 1996 under the 1994 Plan. The Company believes that it is prudent and desirable to increase the number of shares available for grant under the Plan by 750,000 shares to permit current and future grants and to further the purposes of the 1994 Plan. At June 13, 1996, the market value of the additional shares for which options may be granted pursuant to the 1994 Plan was $6,187,500.

TAX INFORMATION

         An optionee will not incur any federal income tax liability as a result of the grant of an incentive stock option ("ISO") or a nonqualified stock option. The same is true when any option becomes exercisable. Upon the exercise of a nonqualified option, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. The income recognized by the optionee will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss.

         Generally, an optionee will not incur federal income tax liability as the result of an exercise of an ISO. However, except in the case of death or disability, if an ISO is exercised more than three months after an optionee's termination of employment (a "disqualifying exercise"), the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. In addition, for purposes of calculating an optionee's alternative minimum tax, if any, the difference between the fair market value of the shares at the time the ISO is exercised and the exercise price becomes an item of adjustment. When the shares acquired upon exercise of an ISO are sold, the optionee will be taxed on the difference between the sale price and the exercise price. If such a sale does not occur within two years of the date the ISO was granted or within one year of the date it was exercised, then the gain, if any, will be treated as long-term capital gain. If such a sale occurs within either of the time periods specified in the preceding sentence ( a "disqualifying disposition"), then the portion of the optionee's gain equal to the difference between the fair market value of the stock on the date of exercise (or, if less, the selling price) and the exercise price will be treated as ordinary compensation income, while the balance of any gain would be treated as capital gain. The Company is generally not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as the result of a disqualifying exercise or disposition, the Company is entitled to a deduction in an equivalent amount in the taxable year of the Company in which the disqualifying event occurs.

         The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1994 Plan and the subsequent sale of shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

REQUIRED VOTE

     Approval of the Amendment to the 1994 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1994 PLAN.



                       5. RATIFICATION AND APPROVAL OF THE
                              INDEPENDENT AUDITORS

         The Board of Directors has appointed BDO Seidman, LLP ("BDO") as independent accountants for the Company for the fiscal year ending December 31, 1996. The Board of Directors engaged BDO to serve as the Company's independent accountants on June 27, 1996. A proposal to ratify the appointment of BDO will be presented at the Annual Meeting. Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer appropriate questions from shareholders.

         The decision to change accountants was recommended and approved by the Board of Directors and the Company's former accountant was dismissed on June 27, 1996. Neither the former accountant's report on the financial statements for fiscal year 1995 nor the former accountant's report on the financial statements for fiscal year 1994 contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Representatives of the former accountant are not expected to be present at the Annual Meeting.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE APPOINTMENT OF BDO AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1996.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

         The Company leases the land, buildings and transmitter tower for WWTC-AM and KYCR-AM, Minneapolis, Minnesota, from Mr. Dahl at an annual rent of $79,405, payable at the monthly rate of $6,617 plus real estate taxes.

         The Company leases approximately 12,000 square feet of office and broadcast space located at 5501 Excelsior Boulevard, St. Louis Park, Minnesota, from a partnership composed of Messrs. Dahl and Perkins. Pursuant to the terms of the lease which expires in June 2001, the Company paid an annual rent of $36,000 in the first year (July 1991 - June 1992), $45,000 in the second year and $66,000 thereafter, plus real estate taxes.

         In April 1993, the Company entered into a three-year lease with 724 Associates, a partnership consisting of Messrs. Dahl, Perkins and Stephen L. Wallack, a shareholder of the Company, for 3,000 square feet of office space at 724 First Street North, Minneapolis, Minnesota. These facilities are leased at annual rental of $15,000 and house the Company's executive offices. The executive offices are adjacent to the offices of Community Airwaves Corporation ("CAC") and Radio Management Corporation ("RMC"). CAC is owned and controlled by Messrs. Dahl, Perkins and Cowles, either directly or through trusts. RMC is owned by Messrs. Dahl, Perkins and Cowles. Mr. Cowles is a beneficiary and trustee of the Cowles Family Trust, and the Trust is a principal shareholder of the Company. Under the terms of each of the leases, the Company is obligated to pay its proportionate share of repairs and maintenance. These arrangements were approved by the Related Party Transaction Committee of the Company's Board of Directors, which is comprised of disinterested directors, and the Company believes such arrangements were on terms at least as favorable as could have been obtained from unaffiliated third parties.

MANAGEMENT SERVICES FROM AN AFFILIATE

         Since July 1993, the Company has received administrative, legal and accounting services from RMC. RMC is a company owned by the Company's President, another director and a shareholder. RMC provides corporate, legal, accounting and financial services to the Company and CAC. CAC is a separate private company also owned by the individuals listed above. The Company pays a set monthly fee of $50,000 for the services listed above. All outside services directly attributable to the Company are billed directly to the Company. The Company paid RMC an aggregate of $300,000 for such services during the fiscal year ended December 31, 1993 and an aggregate of $600,000 for such services during the fiscal years ended December 31, 1994 and 1995. The Company expects to pay an aggregate of $600,000 for such services during 1996. The salaries of two officers of the Company, Lance W. Riley and James G. Gilbertson, are paid by RMC. These arrangements were approved by the Related Party Transaction Committee of the Company and Board of Directors, which is comprised of disinterested directors, and the Company believes such arrangements were on terms at least as favorable as could have been obtained from unaffiliated third parties.

LOANS AND FINANCING TRANSACTIONS

         Between April 1994 and November 1995, the Company borrowed from Messrs. Dahl, Perkins, Cowles and Cohn in the form of bridge financings. The Company borrowed $100,000 from Mr. Dahl at an interest rate of 10% per annum. The Company subsequently repaid the loan balance in full. The Company also borrowed a total of $1,950,000 from Mr. Perkins, at annual interest rates ranging from 8% to 10%. The Company subsequently repaid the loan balance in full. In connection with these borrowings, warrants were granted to Mr. Perkins to purchase 171,875 shares of Common Stock at prices ranging from $8.00 to $10.00 per share. Mr. Cowles participated in the bridge financings as well by lending to the Company a total of $200,000 at an annual interest rate of 10%. Mr. Cowles also received warrants from the Company to purchase 27,500 shares of Common Stock at $8.00 per share. Finally, the Company borrowed $100,000 from Mr. Cohn at an annual rate of 10%. Mr. Cohn received warrants from the Company to purchase 15,000 shares of Common Stock at $8.00 per share.

         The Company completed the conversion of an aggregate of $2,875,000 of outstanding bridge financing Promissory Notes into Common Stock of the Company effective September 30, 1995. $2,400,000 of the $2,875,000 of Promissory Notes converted was from the Company's 1994 bridge financings. Holders of the Promissory Notes from the Company's 1994 bridge financings agreed to surrender the Notes in satisfaction of the exercise price of warrants which were issued as part of such bridge financings. Most of the Note holders who chose to convert also chose to convert interest accrued through September 30, 1995 at the same $8.00 per share conversion price applicable to the exercised warrants. In addition to receiving shares of Common Stock pursuant to the exercised warrants, and as an incentive to convert their indebtedness into equity, the holders of the surrendered 1994 bridge Promissory Notes also received new warrants to purchase 1,250 shares of Common Stock for each $25,000 of debt converted, which new warrants will be exercisable for five years at $10.00 per share. The remaining $525,000 of indebtedness converted was from the Company's previous 1995 bridge financing. Messrs. Perkins, Cohn and Cowles participated in the conversion with respect to $300,000, $100,000 and $200,000, respectively. As a result of such conversions, they received shares of Common Stock and additional warrants for the purchase of 15,000, 5,000 and 10,000 shares, respectively.

POTENTIAL CONFLICT OF INTEREST WITH COMMUNITY AIRWAVES CORPORATION

         CAC may acquire additional radio stations in the future. Under current FCC regulations, radio stations owned by CAC are attributed to the Company and radio stations owned by the Company are attributed to CAC for the purpose of determining whether a station may be acquired in a particular market under the FCC's duopoly rules. The Company does not believe that any such purchases will conflict with its present acquisition strategy, which is to have affiliates or acquire properties in the top 100 U.S. metropolitan markets. CAC has advised the Company that its strategy is to acquire and operate stations in smaller markets. An acquisition by CAC in any market would, however, be attributed to the Company and could further limit the stations which the Company can acquire in such market under existing FCC regulations. The Company is a party to an Attribution Agreement with CAC under which the Company is required to obtain the consent of CAC for the acquisition of any FM radio station or any AM radio station located outside the top 125 U.S. markets.



                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Such officers, directors and shareholders are required by the Commission to furnish the Company with copies of all such reports.

         To the Company's knowledge, based solely on a review of copies of reports filed with the Commission during 1995, all applicable Section 16(a) filing requirements were complied with.

MANAGEMENT OF THE COMPANY

         The following table provides information with respect to the Company's executive officers. Each executive officer has been appointed to serve until his successor is duly appointed by the Board of Directors or his earlier removal or resignation from office.

NAME                  AGE   POSITION

Christopher T. Dahl    52   Chairman of the Board, President and Chief
                            Executive Officer
James G. Gilbertson    34   Chief Operating Officer,
                            Chief Financial Officer and Treasurer
Lance W. Riley         45   Secretary and General Counsel
Gary W. Landis         42   Executive Vice President of Programming
Melvin E. Paradis      57   Executive Vice President of Operations
Barbara A. McMahon     40   Executive Vice President of Affiliate Relations


         CHRISTOPHER T. DAHL - See "Election of Directors."

         JAMES G. GILBERTSON has served as the Company's Chief Financial Officer since July 1992, became an Executive Vice President in March 1994, and was recently promoted to Chief Operating Officer. From June 1988 to July 1992, he was the Chief Financial Officer of Parker Communications, which operated a group of radio stations. From 1985 to June 1988, he was Controller of the radio division of Palmer Communications located in Des Moines, Iowa. Prior to joining Palmer Communications, Mr. Gilbertson was a practicing certified public accountant with the firm of Ernst & Young, LLP.

         LANCE W. RILEY became the General Counsel and Secretary of the Company in March 1994. Mr. Riley has been practicing law since 1977. His primary area of practice is radio broadcasting and he held the position of Chairman of the Communications Law Section of the Minnesota Bar Association from 1990 to 1994. Prior to joining the Company, Mr. Riley was a partner in the firm of Courey, Albers, Gilbert and Riley, P.A.

         GARY W. LANDIS served as the Company's Executive Vice President of Programming since December 1992 and became an Executive Vice President in July 1994. From 1985 to 1992, Mr. Landis served as Vice President of Programming for Westwood One, the second largest radio network company in the U.S. Between 1982 and 1985, Mr. Landis served as Director of Programming for RKO Radio Networks.

         MELVIN E. PARADIS became the Company's Executive Vice President of Operations in January 1996. He has been the President of Community Airwaves Corporation since 1992 and the Chief Operating Officer of that company since 1987. Mr. Paradis has also owned and managed other radio stations for several years.

         BARBARA A. MCMAHON joined the Company in June 1993 to oversee the growth of the network through affiliates and was promoted to Executive Vice President of Affiliate Relations in June 1996. During the years 1980 through 1989, Ms. McMahon served as Director for NBC Radio Networks, Mutual Broadcasting and RKO Radio Networks.

                                  OTHER MATTERS

         The management of the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter properly come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred by them in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

                              SHAREHOLDER PROPOSALS

         Proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company by December 15, 1996 to be considered for inclusion in the Company's proxy materials relating to that meeting. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report to shareholders for the fiscal year ended December 31, 1995, accompanies this Notice of Annual Meeting, Proxy Statement and related form of proxy. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

                                   FORM 10-KSB

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF FEES BASED ON THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBIT(S) SHOULD BE DIRECTED TO LANCE W. RILEY, SECRETARY, AT THE COMPANY'S PRINCIPAL ADDRESS.


                              BY ORDER OF THE BOARD OF DIRECTORS




                              Christopher T. Dahl
                              Chairman, President and Chief Executive Officer

Minneapolis, Minnesota
July 1, 1996




                                    EXHIBIT A


                                   ARTICLE IV
                                     CAPITAL

         The aggregate number of shares of stock which this corporation shall have the authority to issue is fifty million (50,000,000) shares with a par value of two cents ($.02) per share.




                                    EXHIBIT B

                       CHILDREN'S BROADCASTING CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN


         The following constitute the provisions of the Employee Stock Purchase Plan of CHILDREN'S BROADCASTING CORPORATION (the "Company"), a Minnesota corporation.

         1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2. Definitions.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the Common Stock, $.02 par value, of the Company.

                  (d) "Company" shall mean Children's Broadcasting Corporation, a Minnesota corporation.

                  (e) "Compensation" shall mean all taxable earnings, including payments for overtime, incentive compensation, incentive payments, bonuses, commissions or other compensation.

                  (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered to be interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (h) "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                  (i) "Exercise Date" shall mean the last day of each offering period of the Plan.

                  (j) "Offering Date" shall mean the first day of each offering period of the Plan.

                  (k) "Plan" shall mean this Employee Stock Purchase Plan.

                  (l) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.


         3. Eligibility.

                  (a) Any person who is an Employee as of the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code. Anyone who meets the eligibility criteria and becomes an Employee during the offering period but after the Offering Date may begin participation at the beginning of the next payroll period. All eligible Employees who elect to participate in this Plan shall have the same rights and privileges except as provided in subparagraph (b) below.

                  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Offering Periods. The Plan shall be implemented by one offering during each 12 month period of the Plan, commencing on or about January 1 and continuing thereafter to a date no later than December 31 of the same twelve consecutive month period or until terminated in accordance with paragraph 20 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected. The first offering period shall commence on a date determined by the Board of Directors.

         5. Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 11. Payroll deductions must be whole dollar amounts only and may not be less than $10.00 per pay period.

         6. Payroll Deductions.

                  (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period. The aggregate of such payroll deductions during the offering period shall not exceed ten percent (10%) of his aggregate Compensation during said offering period.

                  (b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his participation in the Plan as provided in paragraph 11.

                  (d) A participant may increase or decrease the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization. Only one change in rate may be made in any offering period by any participant.

         7. Grant of Option.

                  (a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions to be accumulated during such offering period (not to exceed an amount equal to ten percent (10%) of his anticipated Compensation for the offering period, or the remainder of the offering period if the election is made upon employment after the Offering Date, to be determined as of the date of the commencement of the applicable offering period) by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, subject to the limitations set forth in Section 3(b) and 13 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

                  (b) The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for such date, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal.

                  (c) Options to purchase granted on the Offering Date expire as of the Exercise Date.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 11, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

         9. Delivery. As promptly as practicable after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the number of whole shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of full shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

         10. Expenses. All costs of maintaining records and executing transfers will be borne by the Company. Brokerage expenses incurred in connection with the purchase of shares shall be included as part of the costs of the shares to the participating Employees.

         11. Withdrawal; Termination of Employment.

                  (a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving five (5) days prior written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

                  (b) Upon termination of the participant's Continuous Status as an Employee prior to each Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 15, and his option will be automatically terminated.

                  (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the Employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

                  (d) A Participant who withdraws from an offering may not revoke that withdrawal and recommence payroll deductions during the same offering period.

                  (e) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

         12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         13. Stock.

                  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be four hundred thousand (400,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 19. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

                  (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

         14. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

                  (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                  (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

         15. Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 11.

         17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         19. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or Subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         20. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 19, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 22) if such amendment would:

                  (a) Increase the number of shares that may be issued under the Plan;

                  (b) Permit payroll deductions at a rate in excess of ten percent (10%) of the participant's Compensation;

                  (c) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

                  (d) If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time of such amendment, materially increase the benefits which may accrue to participants under the Plan.

         If any amendment requiring shareholder approval under this paragraph 20 of the Plan is made, such shareholder approval shall be solicited as described in paragraph 22 of the Plan.

         21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         22. Shareholder Approval.

                  (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented at a duly-held Shareholders' meeting within twelve (12) months before or after the date the Plan is adopted.

                  (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

                  (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in paragraph 21(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an option hereunder to an officer or director after such registration, do the following:

                           (i) furnish in writing to the holders entitled to
vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                           (ii) file with, or mail for filing to, the Securities
and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

         23. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         24. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 20.


                                    EXHIBIT C

4.  SHARES SUBJECT TO THE PLAN

4.1 Number. The total number of shares of Stock reserved for issuance upon exercise of Options under the Plan is one million (1,000,000). Such shares shall consist of authorized but unissued Stock. If any Option granted under the Plan lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such Option may again be made subject to Options under the Plan.



                       CHILDREN'S BROADCASTING CORPORATION
                             724 FIRST STREET NORTH
                          MINNEAPOLIS, MINNESOTA 55401

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, having duly received the Notice of 1996 Annual Meeting of Shareholders and the Proxy Statement, dated July 8, 1996, hereby appoints Christopher T. Dahl and Lance W. Riley as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Children's Broadcasting Corporation held of record by the undersigned on June 20, 1996, at the 1996 Annual Meeting of Shareholders to be held on August 28, 1996 at 3:30 p.m. at the Hilton-Minneapolis, 1001 Marquette Avenue South, Minneapolis, Minnesota, and at any adjournments thereof.

1. To elect directors for the ensuing year and until their successors shall be elected and duly qualified.

         [ ] FOR all nominees listed below             [ ] WITHHOLD AUTHORITY
             (except as marked to the contrary below)      to vote for all
                                                           nominees listed below

           CHRISTOPHER T. DAHL, RICHARD W. PERKINS, RODNEY P. BURWELL,
                         MARK A. COHN, RUSSELL COWLES II

         INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.

         ---------------------------------------------------------------------


2. To approve an amendment to the Articles of Incorporation of the Company to increase the Company's authorized shares from 12,500,000 to 50,000,000 shares.

                  [ ]   FOR          [ ]   AGAINST          [ ]   ABSTAIN

3.       To adopt the Company's 1996 Stock Purchase Plan.

                  [ ]   FOR          [ ]   AGAINST          [ ]   ABSTAIN

4. To approve an amendment to the Company's 1994 Stock Option Plan which increases the number of shares re erved thereunder for issuance of stock options from 250,000 to 1,000,000 shares.

                  [ ]   FOR          [ ]   AGAINST          [ ]   ABSTAIN

5. To ratify and approve the appointment of BDO Seidman, LLP as independent accountants for the fiscal year ending December 31, 1996.

                  [ ]   FOR          [ ]   AGAINST          [ ]   ABSTAIN

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  [ ]   FOR          [ ]   AGAINST          [ ]   ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 6. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

         Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


Dated: _________________________            _________________________________

                                            _________________________________



                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.